EXHIBIT 10.1

FORM OF

WARRANT AMENDMENT AGREEMENT

This Warrant Amendment Agreement (this “Agreement”), dated as of December 26, 2019, is made pursuant to that certain Securities Purchase Agreement, dated as of October 5, 2018 (the “Purchase Agreement”), as amended, by and between Innovation Pharmaceuticals Inc. (the “Company”) and the purchasers signatory hereto (the “Purchasers”) for the purchase of shares of the Company’s Series B 5% Convertible Preferred Stock (the “Series B Preferred”) and Series 2 Warrants, Series 3 Warrants and Series 4 Warrants to purchase shares of Series B Preferred (“Warrants”). Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement, as amended.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Agreement to Extend Termination Date. The Termination Date of each of the Warrants is amended to be December 31, 2021.

2. Reduction of Exercise Price. The Exercise Price of each of the Warrants is hereby amended to be $850, subject to adjustment thereunder.

3. New Certificates. Each Purchaser may require the Company to provide such Purchaser with new Warrant certificates reflecting the amended terms under this Agreement, in form satisfactory to such Purchaser and the Company shall promptly deliver such new certificates upon surrender of the old certificaes by such Purchaser.

4. Prospectus Supplement. The Series B Preferred and the Warrants (and underlying Series B Preferred) are registered for issuance to the Purchasers pursuant to the Company’s registration statement on Form S-3, File No. 333-220419 (the “Registration Statement”). The Company shall file a prospectus supplement to the Registration Statement relating to the extenstion of the exercise term and reduction of the exercise price within 1 Trading Day of the date hereof.

5. Public Disclosure. On or before 9 am ET on the Trading Day immediately following the date hereof, the Company shall disclose the material terms of the transactions contemplated hereby on a Form 8-K, including this Agreement as an exhibit thereto. The Company shall consult with the Purchaser in issuing any other press releases with respect to the transactions contemplated hereby.

6. Expense Reimbursement. The Company shall reimburse the legal fees and expenses of the Purchasers in connection with this Agreement and the transactions contemplated herein in the amount of $5,000, which shall be payable on the date hereof.

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7. Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Purchaser under the Transaction Documents. Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any Transaction Document as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of the Additional Securities or any other Transaction Document, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

8. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Purchaser.

9. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Purchaser. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Purchaser of the then-outstanding Securities. The Purchaser may assign their rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

11. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

12. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

13. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

14. Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

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Executed as of the first date written above by the undersigned duly authorized representatives of the Company and the Purchaser:

INNOVATION PHARMACEUTICALS INC.

By:
Name:
Title:

Name of Purchaser: _______________________

Signature of Authorized Signatory: ___________________________

Name of Authorized Signatory:

Title of Authorized Signatory:

[signature page to Warrant Amendment Agreement]

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